EXHIBIT 99.1

Rock of Ages FOR IMMEDIATE RELEASE	Investor Contact: Neil G Berkman Berkman Associates (310) 277-5162 info@BerkmanAssociates.com	Company Contact: Kurt Swenson Chairman & CEO (603) 225-8397 www.RockofAges.com

Rock of Ages Completes Sale of Its Cemeteries to Saber Management

Will Continue to Sell Upright Granite Memorials
at These and Other Cemeteries Owned by Saber

   CONCORD, NEW HAMPSHIRE, December 17, 2003 . . . ROCK OF AGES CORPORATION (NASDAQ/NMS:ROAC) announced today that it has completed the previously announced sale of all its cemeteries in the state of Kentucky to Saber Management LLC. In connection with the transaction, the companies simultaneously entered into an agreement whereby Rock of Ages will continue to sell and install upright granite memorials in the cemeteries that have been sold as well as other cemeteries owned by Saber.

   The sales price for the cemeteries was $6,750,000, consisting of $1,500,000 in cash and the balance by a promissory note payable on January 15, 2004. Rock of Ages expects to report a gain on the sale of the cemeteries in 2003 of approximately $1,000,000 after taxes, to be accounted for as the sale of a discontinued operation.

   Saber Management CEO David Sullivan said, "This transaction is an important step forward in the implementation of our growth plan. We are pleased to partner with Rock of Ages to provide our customers the option to purchase upright granite memorials in our facilities."

   Kurt Swenson, CEO of Rock of Ages, said, "With the sale of these assets, Rock of Ages is no longer engaged in the cemetery business. We look forward to a strong relationship with Saber in Kentucky and in other states where Saber owns cemeteries. Saber's team of experienced and professional cemetery owners is well equipped to manage the cemetery operations while we focus on the design, sale and installation of upright granite memorials for Saber's customers."

About Saber Management

   Saber Management LLC of Kokomo, Indiana, is a privately owned operator of cemeteries and funeral homes. David Sullivan, the former Vice President of Sales for Gibraltar Mausoleum Corporation, founded Saber Management in 1998. Saber Management was named the fastest-growing private company in the Indianapolis area by the Indianapolis Business Journal in 2001 and was a finalist for the 2002 Indiana Heartland Ernst & Young Entrepreneur of the Year Award. Saber Management currently owns cemeteries in Illinois, Missouri, Texas and Virginia and owns and is developing funeral homes in Indiana and Illinois. Saber Management intends to continue to acquire cemeteries and funeral homes as a part of its strategic growth plans.

About Rock of Ages

  Rock of Ages (www.RockofAges.com) is the largest integrated granite quarrier, manufacturer and retailer of finished granite memorials and granite blocks for memorial use in North America.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: our ability to successfully execute our strategy to expand our business through acquisitions, opening new stores and maintaining our relationships with independent retailers; changes in demand for the Company's products, product mix, the timing of customer orders and deliveries due to seasonal and other factors; the impact of competitive products and pricing; the loss of key personnel or the inability to attract and retain additional qualified personnel; and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances which may take place after the date of this release.